Exhibit 1.4

(TRANSLATION)

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

KYOCERA CORPORATION

THE AUDIT & SUPERVISORY BOARD

Amended on May 27, 2015

REGULATIONS OF THE AUDIT & SUPERVISORY BOARD

OF

KYOCERA CORPORATION

Article 1.                      Purpose

All matters relating to the Audit & Supervisory Board of the Company shall be governed by laws and regulations and the Articles of Incorporation and by these Regulations.

Article 2.                      Organization

1.  The Audit & Supervisory Board shall consist of all Audit & Supervisory Board Members.

2.  The Audit & Supervisory Board shall appoint Full-time Audit & Supervisory Board Members and a Chairman of the Audit & Supervisory Board.

Article 3.                      Purpose of the Audit & Supervisory Board

The Audit & Supervisory Board shall receive reports on, discuss and resolve important matters relating to the auditing; provided, however, that each Audit & Supervisory Board Member shall not be prevented from exercising its powers.

Article 4.                      Duties of the Audit & Supervisory Board

The Audit & Supervisory Board shall undertake the following duties; provided, however, that no determination as set forth in item (3) may prevent each Audit & Supervisory Board Member from exercising its powers:

(1)              Preparation of Audit Reports;

(2)              Appointment and dismissal of Full-time Audit & Supervisory Board Members; and

(3)              Determination of auditing guidelines, methods of research on status of business and assets and other matters related to conduct of duties of Audit & Supervisory Board Members.

Article 5.                      Appointment and Dismissal of Full-time Audit & Supervisory Board Members

The Audit & Supervisory Board shall appoint or dismiss Full-time Audit & Supervisory Board Members from among the Audit & Supervisory Board Members by resolution of the Audit & Supervisory Board.

Article 6.                      Chairman

1.  The Audit & Supervisory Board shall elect a Chairman from among the Audit & Supervisory Board Members by resolution of the Audit & Supervisory Board.

2.  The Chairman of the Audit & Supervisory Board shall conduct these duties delegated to him/her by the Audit & Supervisory Board, as well as the duties set forth in paragraph 1 of Article 9; provided, however, that, the Chairman shall not prevent each Audit & Supervisory Board Member from exercising its powers.

Article 7.                      Specified Audit & Supervisory Board Member

The Audit & Supervisory Board shall appoint the Chairman as a Specified Audit & Supervisory Board Member, and such Specified Audit & Supervisory Board Member shall undertake the following duties:

(1)              Receiving from the Directors the business report and its annexed detailed specifications and financial-related statements and delivering the same to the other Audit & Supervisory Board Members;

(2)              Notifying the Representative Directors of the contents of the Audit Report prepared by the Audit & Supervisory Board concerning the business report and its annexed detailed specifications;

(3)              Establishing an agreement with the Representative Directors as to the date on which the notice referred to in the preceding item shall be provided;

(4)              Receiving notice of the contents of the Accounting Audit Report prepared by the Accounting Auditors and notifying the other Audit & Supervisory Board Members of the contents of the same;

(5)              Establishing an agreement with the Representative Directors and the Accounting Auditors as to the date on which the notice referred to in the preceding item shall be received;

(6)              Notifying the Representative Directors and the Accounting Auditors of the contents of the Audit Report prepared by the Audit & Supervisory Board concerning the financial-related statements; and

(7)              Establishing an agreement with the Representative Directors as to the date on which the notice referred to in the preceding item shall be provided.

Article 8.                      Meetings

Meetings of the Audit & Supervisory Board shall, in principle, be held at least four (4) times each fiscal year; provided, however, that extraordinary meetings may be held whenever necessary.

Article 9.                      Person Entitled to Convene Meetings

1.  The Chairman shall convene and manage the meetings of the Audit & Supervisory Board.

2.  Any Audit & Supervisory Board Member may request the Chairman, to convene a meeting of the Audit & Supervisory Board.

3.  If, notwithstanding the request as set forth in the immediately preceding paragraph, the Chairman does not convene a meeting of the Audit & Supervisory Board, the requesting Audit & Supervisory Board Member may convene and manage such meeting of the Audit & Supervisory Board.

Article 10.               Convocation Procedure

1.  In order to convene a meeting of the Audit & Supervisory Board, a notice of the meeting of the Audit & Supervisory Board shall be dispatched to each Audit & Supervisory Board Member at least three (3) days prior to the date of such meeting.

2.  The convocation procedure for a meeting of the Audit & Supervisory Board may be omitted with the consent of all Audit & Supervisory Board Members.

Article 11.               Manner of Adopting Resolutions

1.  Resolutions of the Audit & Supervisory Board shall be adopted by the majority vote of the Audit & Supervisory Board Members.

2.  Resolutions shall be adopted following deliberation based on sufficient materials.

Article 12.               Resolutions on Auditing Policy

1.  Matters such as auditing policy, auditing plan, auditing methods and allocation of duties shall be determined by resolution of the Audit & Supervisory Board.

2.  All matters other than those referred to in the immediately preceding paragraph, which any Audit & Supervisory Board Member deems necessary in conducting its duties, including budget for auditing expenses, shall be determined by resolution of the Audit & Supervisory Board.

3.  Substance of the following systems and other matters shall be determined by resolution of the Audit & Supervisory Board, and the Audit & Supervisory Board shall request the Directors to improve such systems and other matters:

(1)              Matters concerning employees supporting the Audit & Supervisory Board Members’ conduct of their duties;

(2)              Matters concerning independence from the Directors of the employees referred to in the immediately preceding item;

(3)              Matters to ensure effectiveness of instructions to the employees set forth in item 1 of this paragraph;

(4)              Systems for the following matters and other systems concerning reports to the Audit & Supervisory Board Members;

(a)              A system concerning reports to the Audit & Supervisory Board Members from Directors and employees of the Company;

(b)              A system concerning reports to the Audit & Supervisory Board Members from directors, audit & supervisory board members, and employees of subsidiaries and others who received reports from any of them;

(5)              A system to ensure any reporter in the immediate preceding item shall not be treated adversely due to such report;

(6)              Matters concerning the advance payment and the procedures for reimbursement for the expenses, and other policies for handling the expenses and debts incurred by Audit & Supervisory Board Members in conducting their duties; and

(7)              Other systems to ensure the audits by the Audit & Supervisory Board Members are conducted effectively.

Article 13.               Regular Meetings with Representative Directors, etc.

1.  The Audit & Supervisory Board shall seek to promote mutual understanding between the Representative Directors and the Audit & Supervisory Board by, among other things, holding meetings with the Representative Directors on a regular basis and exchanging opinions on issues to be addressed by the Company, improvement of the environment for audit by the Audit & Supervisory Board Members and important auditing issues, etc., as well as by making requests judged to be necessary.

2.  The Audit & Supervisory Board shall explain auditing policy, auditing plan and status of implementation of auditing and the effect thereof, as appropriate, to the Representative Directors and the Board of Directors.

3.  The Audit & Supervisory Board shall, based on the system provided in paragraph 3, item 4 of the immediately preceding Article, receive reports from Directors and employees on matters determined, in consultation with the Directors, to be reported to the Audit & Supervisory Board by the Directors and the employees, as well as such matters as may be provided by law.

Article 14.               Reports to the Audit & Supervisory Board

1.  Each Audit & Supervisory Board Member shall report to the Audit & Supervisory Board on the status of conducting its duties on a regular basis and from time to time as well as whenever requested by the Audit & Supervisory Board.

2.  An Audit & Supervisory Board Member who receives a report from the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. or other staff shall report the same to the Audit & Supervisory Board.

3.  The Audit & Supervisory Board shall request the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. and other staff, to make reports whenever necessary.

4.  In connection with paragraphs 1 through 3 of this Article, if any of the Audit & Supervisory Board Members, the Accounting Auditors, the Directors, the employees of any internal auditing department, etc. or other staff reports to all of the Audit & Supervisory Board Members any matter that should be reported to the Audit & Supervisory Board, no further report to the Audit & Supervisory Board on such matter will be necessary.

Article 15.               Measures for Reports

If the Audit & Supervisory Board receives any of the following reports, the Audit & Supervisory Board shall conduct necessary research and take appropriate measures depending on the situation:

(1)              A report from a Director stating that such Director has discovered a fact which may be materially prejudicial to the Company;

(2)              A report from an Accounting Auditor that such Accounting Auditor has discovered misconduct or a material fact violating laws or regulations or the Articles of Incorporation, in connection with a Director’s conduct of duties; or

(3)              A report from a Director or an employee on such matters as have been determined in advance upon consultation with the Directors.

Article 16.               Preparation of Audit Report

1.  The Audit & Supervisory Board shall prepare an Audit Report based on the Audit Report(s) prepared by each of the Audit & Supervisory Board Members after deliberation.

2.  If the content of the Audit Report prepared by the Audit & Supervisory Board differs from that of the Audit Report prepared by any of the Audit & Supervisory Board Members, and if such Audit & Supervisory Board Member so requests, the Audit & Supervisory Board shall append the matters set forth in such Audit & Supervisory Board Member’s Audit Report to the Audit Report prepared by the Audit & Supervisory Board.

3.  Either the signature or the name and seal (including electronic signature) of each Audit & Supervisory Board Member shall be affixed to the Audit Report prepared by the Audit & Supervisory Board.  The Full-time Audit & Supervisory Board Members and outside Audit & Supervisory Board Members shall be identified or recorded as such in the Audit Report.

4.  Paragraphs 1 through 3 of this Article shall apply mutatis mutandis to interim financial statements or consolidated statements, if prepared by the Company.

Article 17.            Consent to the Appointment of the Audit & Supervisory Board Members

1.  The following matters relating to the appointment of the Audit & Supervisory Board Members shall be handled by resolution of the Audit & Supervisory Board:

(1)              Consent to submission to the General Meeting of Shareholders of any proposal relating to the appointment of Audit & Supervisory Board Member(s);

(2)              Request to include in the agenda of the General Meeting of Shareholders any appointment of Audit & Supervisory Board Member(s); and

(3)              Request to submit to the General Meeting of Shareholders any proposal relating to the appointment of Audit & Supervisory Board Member(s).

2.  The immediately preceding paragraph shall apply mutatis mutandis to appointment of Audit & Supervisory Board Member(s) to fill a vacancy.

Article 18.             Determination, etc. on Appointment of Accounting Auditors

1.  The following matters relating to the appointment, non-reappointment and dismissal of the Accounting Auditors shall be handled by resolution of the Audit & Supervisory Board:

(1)              Establishment of policy relating to the determination to dismiss or not to reappoint Accounting Auditors;

(2)              Determination with respect to the appropriateness to reappoint Accounting Auditors;

(3)              Determination of substance of proposal to the General Meeting of Shareholders relating to the resolution to dismiss or not to reappoint Accounting Auditors;

(4)              Determination of substance of proposal to the General Meeting of Shareholders relating to the resolution to appoint Accounting Auditors; and

(5)              Appointment of a provisional Accounting Auditor in the case of absence of an Accounting Auditor.

2.  Consent, to be given by all Audit & Supervisory Board Members, to dismiss any Accounting Auditor for any of the reasons as provided by law shall be obtained upon consultation at a meeting of the Audit & Supervisory Board.  In such case, an Audit & Supervisory Board Member nominated by the Audit & Supervisory Board shall report such dismissal and the reason therefor at the General Meeting of Shareholders to be held immediately following such dismissal.

3.  The consent referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 19.             Consent to Remuneration, etc. of Accounting Auditors

Consent to remuneration of the Accounting Auditors or those who provisionally conduct the duties of an Accounting Auditor shall be resolved at the Audit & Supervisory Board.

Article 20.             Consent to Partial Exemption of Directors from their Liability

1.  The following consents, to be given by all Audit & Supervisory Board Members, shall be obtained upon consultation at a meeting of the Audit & Supervisory Board:

(1)              Consent to submission to the General Meeting of Shareholders of any proposal relating to partial exemption of Directors from their liability;

(2)              Consent to submission to the General Meeting of Shareholders of any proposal relating to amendment of the Articles of Incorporation to make it possible to partly exempt Directors from their liability; and

(3)              Consent to submission to the General Meeting of Shareholders of any proposal relating to amendment of the Articles of Incorporation to make it possible to enter into agreements with non-executive Directors providing partial exemption from their liability.

2.  The consents referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 21.             Consent to Participate for Assistance

1.  Consent, to be given by all Audit & Supervisory Board Members, to participation by the Company in any shareholder litigation in order to assist a defendant Director shall be obtained upon consultation at a meeting of the Audit & Supervisory Board.

2.  The consent referred to in the immediately preceding paragraph may be given in written form or by electronic record in case of urgent necessity.

Article 22.             Consultation concerning Exercising Powers of the Audit & Supervisory Board Members

The Audit & Supervisory Board Members may consult at a meeting of the Audit & Supervisory Board about the following matters prior to exercise of their powers or performance of their duties:

(1)              Explanation responding to inquiries posed in a notification by a shareholder prior to the General Meeting of Shareholders;

(2)              Reporting to the Board of Directors and requesting convocation of a meeting of the Board of Directors;

(3)              Results of research on proposals and documents to be submitted to the General Meeting of Shareholders;

(4)              Request for suspension of action by a Director that is beyond the purposes of the Company or otherwise in violation of laws or regulations or the Articles of Incorporation;

(5)              Providing an opinion at the General Meeting of Shareholders as to, among others, the appointment, dismissal, resignation and remuneration of the Audit & Supervisory Board Members;

(6)              Matters relating to litigation between the Company and any of the Directors; and

(7)              Other matters relating to litigation.

Article 23.             Consultation concerning Remuneration, etc.

Consultation concerning remuneration, etc. of the Audit & Supervisory Board Members may be conducted by the Audit & Supervisory Board, subject to the unanimous consent from all Audit & Supervisory Board Members.

Article 24.             Minutes

1.  The Audit & Supervisory Board shall prepare minutes stating the following matters, and either the signature or the name and seal (including electronic signature) of each Audit & Supervisory Board Member present at the meeting shall be affixed to the minutes:

(1)              The time and place at which the meeting was held (including methods of attendance of Audit & Supervisory Board Members, Directors or Accounting Auditors attending such meeting from other places, if any);

(2)              Substance of the proceedings of the meeting and the results thereof;

(3)              If any opinion or statement regarding the following matters is expressed at such meeting, a summary of such opinion or statement:

(a)                             a report from a Director stating that such Director has discovered a fact which may be materially prejudicial to the Company; and

(b)                             a report from an Accounting Auditor that such Accounting Auditor has discovered misconduct or a material fact violating laws or regulations or the Articles of Incorporation in connection with a Director’s conduct of duties;

(4)              Names of the Directors and/or Accounting Auditors who attended the meeting of the Audit & Supervisory Board; and

(5)              The name of the Chairman of the Audit & Supervisory Board.

2.  If a report to the Audit & Supervisory Board is deemed unnecessary pursuant to paragraph 4 of Article 14, minutes setting forth the following matters shall be prepared:

(1)              The substance of the matter on which a report was deemed unnecessary;

(2)              The date on which a report to the Audit & Supervisory Board was deemed unnecessary; and

(3)              The name(s) of the Audit & Supervisory Board Member(s) who engaged in preparation of the minutes.

3.  The minutes referred to in paragraphs 1 and 2 of this Article, shall be kept for ten (10) years at the head office of the Company.

Article 25.             Secretariat of the Audit & Supervisory Board

Employees supporting the Audit & Supervisory Board Members’ conduct of their duties, such as staff for the Audit & Supervisory Board, shall handle secretarial business concerning convocation of meetings of the Audit & Supervisory Board, preparation of the minutes thereof and other affairs concerning the management of the Audit & Supervisory Board.

Article 26.             Auditing Standards of the Audit & Supervisory Board Members

Matters concerning the Audit & Supervisory Board and audits by the Audit & Supervisory Board Members shall be governed by laws and regulations, the Articles of Incorporation, these Regulations and the auditing standards of the Audit & Supervisory Board Members determined by the Audit & Supervisory Board.

Article 27.             Amendment to and Abolishment of these Regulations

Amendment to and abolishment of these Regulations shall be made by the Audit & Supervisory Board.

SUPPLEMENTARY PROVISIONS

These Regulations came into force on May 27, 2015.

These Regulations:

- Established on June 30, 1994.

- Amended in part on July 29, 1997.

- Amended in part on May 1, 2002.

- Amended on July 30, 2004.

- Amended on July 19, 2006.

- Amended on June 1, 2010.

- Amended on November 1, 2012. (English translation only)

- Amended on May 27, 2015